Exhibit 99.1

FOR IMMEDIATE RELEASE

Cloudastructure Kicks Off 2025 with 212% Q1 Revenue Surge and Major Contract Wins

AI Companys’ Gross Profit Turns Positive as Company Lands Largest Deal in Its History and Expands Across Luxury and Affordable Multifamily Markets

PALO ALTO, Ca, May 15, 2025 – Cloudastructure, Inc. (Nasdaq: CSAI) (“we,” “us,” “our,” “Cloudastructure” or the “Company”), a cloud-based video surveillance platform with artificial intelligence (“AI”) and computer vision analytics, today reported that for the quarter ending March 31, 2025, revenue soared 212% year-over-year, marking a powerful start to the Company’s first year as a publicly-traded company. Led by the ABA Gold Medal-winning Cloudastructure management team, the Company also achieved a positive gross profit for the quarter, fueled by strong customer growth and margin improvement from infrastructure upgrades.

“Cloudastructure began 2025 with substantial momentum,” said James McCormick, Chief Executive Officer of Cloudastructure. “Revenue for the quarter more than tripled year-over-year, we turned the corner on gross profit, and we secured the largest contract in our Company’s history. The demand for real time crime deterrence has never been stronger—and we are leading the charge.”

Demand for Cloudastructure’s AI-driven surveillance and remote guarding platform continued to accelerate in early 2025, fueled by:

•	Rising suburban crime rates
•	Resident demand for proactive on-site security
•	Increasing municipal compliance measures
•	Growing interest from institutional real estate owners seeking scalable, cloud-based solutions for better operational efficiency and safety

Major Milestones and Market Expansion

Shortly after the end of the first quarter, the Company secured the largest contract in its history within the luxury multifamily segment—an exclusive agreement with a premier global real estate investment firm to deploy Cloudastructure’s complete platform at a flagship Class-A high-rise in Houston, Texas.

Cloudastructure also broadened its reach in the affordable housing sector by partnering with a nationally recognized provider to implement the Company’s cloud surveillance and remote guarding services across high-density communities in the Atlanta metro area. This deployment marks the first phase of a strategic initiative to modernize security infrastructure across the client’s nationwide portfolio.

Additional growth came as national property management firms expanded their use of Cloudastructure’s AI security platform across their Class A luxury apartment portfolios. These deployments reflect the rising urgency among property operators to adopt intelligent surveillance systems that deliver both proactive deterrence and cost efficiency.

Innovation and Infrastructure

The Company announced in the first quarter that it had completed a major infrastructure milestone, transitioning its AI hosting operations to a renewable energy powered data center in Montana. This move enables the Company to drastically reduce processing costs while simultaneously facilitating its compliance with evolving energy regulations nationwide.

1

Cloudastructure continued to innovate—most notably with the launch of Alpha™, a solar powered, AI-enabled mobile surveillance trailer developed in partnership with RVMP®. Designed for remote or high-risk environments such as construction sites and storage yards, Alpha™ integrates real-time analytics, remote guarding, and autonomous power.

“We are expanding fast into multifamily, commercial, and construction markets, segments which are all demanding smarter, real-time security,” said McCormick. “At the same time, we are optimizing our AI infrastructure to improve margins and enhance platform performance. We are also scaling our go-to-market capabilities by investing in sales and channel development to accelerate adoption. What sets Cloudastructure apart is our ability to offer real-time deterrence, centralized monitoring, and measurable ROI through a cloud-based, hardware-agnostic platform. With strong customer validation, differentiated technology, and a recurring revenue model built for scale, we are confident in our ability to deliver sustainable growth, improve operational leverage, and build long-term shareholder value.”

Q1 2025 Operating Highlights (All comparisons to Q1 2024)

•	38% increase in the number of customer locations serviced
•	Cloud video surveillance subscriptions rose 79%
•	Remote guarding revenue surged 164%
•	Hardware sales increased 241%
•	Revenue from installation labor and other services climbed 397%

Financial Results for the Quarter Ended March 31, 2025

Revenue for the quarter ended March 31, 2025, totaled $0.7 million, a 212% increase from $0.2 million in the same period in 2024. This growth was driven by increases in the number of customers and strong performance across all business segments.

Cost of goods sold was $0.4 million, up from $0.3 million in the prior year quarter, primarily due to the increase in hardware shipments and service deployments. Despite the increase in overall volume, the Company benefited from a 30% reduction in hosting and data center bandwidth costs as a result of its transition to a renewable-powered infrastructure in the first quarter of 2025.

Gross profit for the quarter was $0.3 million, compared to a nominal gross loss of $17 thousand in the first quarter of 2024, marking a significant improvement in gross margin performance.

Net loss for the quarter was $2.5 million, compared to a net loss of $1.7 million in the first quarter of 2024. The increased loss was primarily due to higher operating expenses associated with expanded headcount, a special bonus to employees to compensate for 2024 salary reductions, and marketing initiatives.

Cloudastructure’s first quarter performance reflects continued execution against its growth strategy, driven by increasing demand for scalable, AI-powered security solutions. With a recurring revenue model, improving gross margins, and expanding presence in key verticals, the Company aims to scale operations while delivering operational discipline and sustainable shareholder value.

The full financial results for the quarter ended March 31, 2025, are available in the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission and accessible at: www.sec.gov and on the Company’s website at: https://www.cloudastructure.com/.

2

About Cloudastructure

Headquartered in Palo Alto, California, Cloudastructure’s advanced, award-winning security platform utilizes a scalable cloud-based architecture that features cloud video surveillance with proprietary AI/ML analytics and a seamless remote guarding solution. This combination enables enterprise businesses to achieve proactive, end-to-end security while benefiting from a cost-effective model that eliminates proprietary hardware, offers contract-free month-to-month pricing, and includes unlimited 24/7 support. With Cloudastructure, companies can stop crime as it happens while achieving up to a 75% lower total cost of ownership than other systems.

For more information, visit https://www.cloudastructure.com/.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond our control. These factors include, but are not limited to, the fact that most of our customers are not bound to long-term agreements with us and could cancel our services at any time; cybersecurity risks, which may disrupt the services we provide or subject us to damaging data breaches; our ability to comply with evolving data privacy and other regulations; our ability to successfully deliver our products and services during this period of high growth; the significant competition we face in our industry, which we expect to accelerate as AI/ML solutions evolve; our ability to successfully protect our intellectual property and other rights; and similar factors. Please see the risk factors disclosed in the annual and quarterly reports we file with the SEC for additional risks to our future performance. We caution you against relying on any of the forward-looking statements in this release, as actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Media Contact:
Kathleen Hannon
Sr. Communications Director
Cloudastructure, Inc.
Kathleen@cloudastructure.com
(704) 574-3732

Investor Contacts:
Crescendo Communications, LLC
212-671-1020
CSAI@crescendo-ir.com

3